As filed with the Securities and Exchange Commission on June 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLENE INC.

(Exact name of registrant as specified in its charter)

Delaware	85-2828339
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah	84121
(Address of Principal Executive Offices)	(Zip Code)

Clene Inc. Amended 2020 Stock Plan

(Full title of the plan)

Robert Etherington

President and Chief Executive Officer

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

(Name and address of agent for service)

(801) 676-9695

(Telephone number, including area code, of agent for service)

Copies to:

Jerry Miraglia, Esq.	Tom McAleavey
General Counsel and Corporate Secretary	Holland & Knight LLP
6550 South Millrock Drive, Suite G50	200 South Orange Avenue, Suite 2600
Salt Lake City, Utah 84121	Orlando, Florida 32801
Tel: (801) 676-9695	Tel: (407) 244-5108

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is filed by Clene Inc. (the “Company”), pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 6,400,000 additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), under the Clene Inc. Amended 2020 Stock Plan (the “2020 Stock Plan”). The amendment to increase the number of shares of Common Stock reserved for issuance under the 2020 Stock Plan from 12,000,000 to 18,400,000 was approved by the Board of Directors of the Company on March 27, 2023, and by the stockholders of the Company on May 9, 2023. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on March 29, 2021 (Registration No. 333-254810) to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibit Number	Exhibit Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Clene Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on May 11, 2023).
3.2	Bylaws of Clene Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on January 5, 2021).
5.1*	Opinion of Holland & Knight LLP.
23.1*	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
24.1*	Power of Attorney (included on signature page of the Registration Statement).
99.1	Clene Inc. Amended 2020 Stock Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on May 11, 2023).
107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on June 16, 2023.

CLENE INC.

By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert Etherington attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Etherington	President, Chief Executive Officer, and Director	June 16, 2023
Robert Etherington	(Principal Executive Officer)

/s/ Morgan R. Brown	Chief Financial Officer	June 16, 2023
Morgan R. Brown	(Principal Financial and Accounting Officer)

/s/ David J. Matlin	Chairman of the Board	June 16, 2023
David J. Matlin

/s/ Jonathon T. Gay	Director	June 16, 2023
Jonathon T. Gay

/s/ Shalom Jacobovitz	Director	June 16, 2023
Shalom Jacobovitz

/s/ Vallerie V. McLaughlin	Director	June 16, 2023
Vallerie V. McLaughlin

/s/ Alison H. Mosca	Director	June 16, 2023
Alison H. Mosca

/s/ John Henry Stevens	Director	June 16, 2023
John Henry Stevens

/s/ Reed Neil Wilcox	Director	June 16, 2023
Reed Neil Wilcox